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                                                                    EXHIBIT 99.5

                                 EXHIBIT 1.1(c)


                            CONAGRA SUPPLY AGREEMENT


         THIS AGREEMENT is made as of ________, 2003 by and between CONAGRA FOODS INC., a Delaware corporation ("ConAgra"), and PILGRIM'S PRIDE CORPORATION, a Delaware corporation ("Pilgrim's").

RECITALS:

         (a) ConAgra and certain of its operating companies (individually, a "ConAgra Operating Company" and, collectively, the "ConAgra Operating Companies") use certain Products (as defined below) that are produced by Pilgrim's or its operating companies (individually, a "Pilgrim Operating Company" and, collectively, the "Pilgrim Operating Companies").

         (b) ConAgra and Pilgrim's desire to establish a mutually-preferred supplier/purchaser agreement and to facilitate a relationship which enhances ConAgra's and the ConAgra Operating Companies' purchase of, and the sale by Pilgrim's and the Pilgrim Operating Companies of, the Products, taking into consideration relevant commercial market factors.

         (c) ConAgra's and the ConAgra Operating Companies' interest is to purchase quantities of Products in amounts substantially similar to the volume of Products purchased by them prior to the date of this Agreement (subject to changes in product mix, product reformulation, market conditions, etc.) at competitive delivered prices, and Pilgrim's interest is for Pilgrim's and the Pilgrim Operating Companies to supply such quantities of Products to ConAgra and the ConAgra Operating Companies at competitive delivered prices.

AGREEMENT:

         In consideration of the foregoing recitals which are incorporated with and are made a part of this Agreement, and in further consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1. GENERAL STATEMENT. ConAgra hereby agrees that Pilgrim's and the Pilgrim Operating Companies are a preferred supplier of the Products and Pilgrim's hereby agrees that ConAgra and the ConAgra Operating Companies are preferred purchasers of the Products.

         2. PURCHASE AND SALE OF PRODUCTS. In order to facilitate this preferred supplier/purchaser relationship, and subject to the terms and conditions set forth herein,


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Pilgrim's and the Pilgrim Operating Companies shall sell to ConAgra and the
ConAgra Operating Companies, and ConAgra and the ConAgra Operating Companies shall purchase, those chicken products meeting ConAgra's and the ConAgra Operating Companies' quality and service standards (collectively, the "Products") in amounts substantially similar to the volume of Products purchased by ConAgra and the ConAgra Operating Companies during the twelve (12) month period prior to the date of this Agreement (subject to changes in product mix, product reformulation, market conditions, etc.), or in such greater or smaller volumes as the parties may mutually agree upon from time to time. The parties agree that ConAgra will offer Pilgrim's and the Pilgrim Operating Companies the first opportunity to provide ConAgra and the ConAgra Operating Companies (including operating companies formed or acquired after the date hereof that require Products, subject to compliance by companies formed or acquired after the date hereof with such companies' supply agreements or arrangements existing prior to, and not established in contemplation of such companies' acquisition) additional Products that any of them may require as a result of changes in product mix and product reformulations, other than proprietary or other products brought to ConAgra or the ConAgra Operating Companies by any third party for the development and/or manufacture of new products. At least three (3) days prior to the start of each period of time mutually agreed to by the parties during the term of this Agreement, Pilgrim's will contact ConAgra and those ConAgra Operating Companies requiring a supply of Products for the next immediately succeeding mutually agreed to production period ("Production Period") to obtain ConAgra's and/or such ConAgra Operating Companies' good faith estimate of anticipated purchases of Products. Included in the information to be provided by ConAgra and/or the ConAgra Operating Companies will be the type of Products, quantities, specifications, estimated delivery requirements and other relevant information for the upcoming Production Period and ConAgra and/or the ConAgra Operating Companies shall offer Pilgrim's and the Pilgrim Operating Companies the right to provide such Products to ConAgra on the terms and conditions set forth herein. Based on this information, Pilgrim's or the applicable Pilgrim Operating Company will notify ConAgra within three (3) days thereafter (or such other period of time as to which the parties may mutually agree) which Products it desires to supply. Within three (3) days (or such other period as to which the parties may mutually agree) after sending such notice to ConAgra, Pilgrim's will meet with ConAgra to develop good faith estimated orders for the Products for the upcoming Production Period. Each party agrees to give the other party, if possible, at least ninety (90) days prior notice of any significant demand change with respect to the Products to be supplied and purchased hereunder of which either party may become aware. To maintain this preferred supplier status, Pilgrim's and the Pilgrim Operating Companies shall meet ConAgra's and the ConAgra Operating Companies' specifications (consistent with existing specifications and as may be reasonably changed in the future), quantity delivery and service requirements. To maintain this preferred purchaser status, ConAgra and the ConAgra Operating Companies shall comply with agreed payment terms.


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         3. PRICING OF PRODUCTS.

         (a) GENERAL PRICING. Except for Products supplied to ConAgra and/or the ConAgra Operating Companies from Pilgrim's Batesville kill facility (the "Batesville Facility"), the pricing of which is addressed in Section 3(b) below, all Products supplied to ConAgra and/or the ConAgra Operating Companies hereunder shall be sold at mutually agreed to fair market prices based upon a thirteen (13) week rolling average of the Urner Barry Midwest ("UB") price, with any overage/underage to or from the UB prices to be negotiated and locked in on a quarterly basis, on a delivered or FOB basis as ConAgra shall choose. Pilgrim's will meet periodically with ConAgra to discuss and determine pricing and payment mechanics and procedures.

         (b) BATESVILLE PRICING. All Products supplied to ConAgra and/or the ConAgra Operating Companies hereunder from the Batesville Facility shall be sold at Pilgrim's actual production cost (meat cost plus complex overhead) in producing Products at the Batesville Facility (which, as of the end of ConAgra's April 2003 monthly period was reported on ConAgra's Plant Costs - Consolidated with Debone Report for Period 1-11 of Fiscal Year 2003 (the "Plant Costs Report") as $.4838 per pound) ("Pilgrim's Cost"), plus four cents ($.04) per pound of Product. The parties agree that Pilgrim's Costs shall include the matters described in the Plant Costs Report and shall exclude finance costs, corporate overhead allocations, selling expense and freight (which excluded items, as reflected on ConAgra's Business Plan for Fiscal Year 2004, is $.0147 per pound). Pilgrim's agrees to use its reasonable best efforts to manage its fixed, variable and input costs in producing Products at the Batesville Facility as efficiently as possible. Both parties will agree to an industry standard cost benchmark or other metrics to which Pilgrim's Cost can be compared in order to insure the competitive cost structure at the Batesville Facility. ConAgra shall have at all reasonable times the right to audit Pilgrim's books and records in order to verify Pilgrim's Costs and Pilgrim's determination and calculation thereof. Pilgrim's shall use its reasonable best efforts to maximize the number of birds which meet ConAgra's WOGS specifications.

         (c) MEDIATION. If, at any time, during the term of this Agreement, ConAgra and Pilgrim's cannot agree on any price or component of a price which is to be mutually agreed to by the parties, then the pricing dispute shall be submitted to Pilgrim's Vice President of Sales and ConAgra's Vice President of Operations (for the ConAgra operation involved in the pricing dispute) for resolution. If such individuals are unable to resolve such pricing dispute after ten (10) days of discussions, then the pricing dispute shall be submitted to Pilgrim's Chief Financial Officer and ConAgra's Executive Vice President Operations Control and Development for resolution.


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         4. TERM. The term of this Agreement shall be five (5) years commencing on the date hereof.

         5. SPECIAL CIRCUMSTANCES. The parties acknowledge that, from time to time, ConAgra and/or the ConAgra Operating Companies may have unpredicted and/or special purchase needs for Products that cannot be accommodated by the purchase and sale mechanism set forth in Section 2 above, including ConAgra's and/or the ConAgra Operating Companies' desire to effect forward purchases of Products (i.e., the purchase of goods made pursuant to a contract in which the buyer and seller agree to terms and conditions for future delivery of those goods). With respect to such special circumstances, ConAgra and/or the ConAgra Operating Companies will use their good faith efforts to work with Pilgrim's and the Pilgrim Operating Companies so that Pilgrim's will have the first opportunity to supply such Products where practical, but in the event Pilgrim's or any Pilgrim Operating Company is unable to supply such Products, or does not agree to effect ConAgra's and/or the ConAgra Operating Companies' forward purchases of Products, ConAgra and/or the ConAgra Operating Companies shall be free to purchase such Products (including forward purchases of Products) from unrelated third-party suppliers. With respect to any such Products that Pilgrim's or a Pilgrim Operating Company is initially unable to provide ConAgra (and for which ConAgra has not entered enter into an agreement that requires such Product to be supplied by a third party), ConAgra shall offer Pilgrim's or the applicable Pilgrim Operating Company the opportunity to provide such Products pursuant to the next three (3) month notice under Section 2 above if ConAgra's requirements for such Products continue.

         6. REPRESENTATIONS AND WARRANTIES OF PILGRIM'S. Pilgrim's warrants and represents that:

         (a) All of the Products shall comply with the specifications therefor, and shall be fit and wholesome for human consumption at the time of delivery.

         (b) None of the Products delivered hereunder shall be, as of the date of such delivery, adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or any other applicable food or drug law or regulation. All Products delivered pursuant to this Agreement by Pilgrim's or any Pilgrim Operating Company shall be goods that, under the provisions of such laws and regulations, may be lawfully shipped and sold in interstate commerce and conform in all respects to the requirements of such laws and rules and regulations issued pursuant to such laws.

         (c) The Products shall be merchantable, of good quality, and fit for the purpose intended.

         (d) The execution of the Agreement and performance of its obligations under this Agreement does not, and will not, breach or conflict with any agreement, pledge, or contract to which Pilgrim's or any Pilgrim Operating


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                  Company is a party or to which any of the assets of Pilgrim's or any Pilgrim Operating Company are subject.

         (e) Pilgrim's or a Pilgrim Operating Company shall have clear title to all Products sold to ConAgra and/or the ConAgra Operating Companies hereunder, and ConAgra and/or the ConAgra Operating Companies shall receive clear and unencumbered title to such Products.

         7. REPRESENTATIONS AND WARRANTIES OF ConAgra. The execution of the Agreement and performance of its obligations under this Agreement does not, and will not, breach or conflict with any agreement, pledge, or contract to which ConAgra and/or any ConAgra Operating Company is a party or to which any assets of ConAgra or any ConAgra Operating Company are subject.

         8. INDEMNIFICATION.

         (a) Pilgrim's shall indemnify and hold ConAgra and the ConAgra Operating Companies harmless from and against any and all claims, demands, actions, causes of action, proceedings, judgments and other liabilities, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) of any nature which arise out of Pilgrim's negligent acts or omissions or result from a breach by Pilgrim's of any representation, warranty, covenant or agreement provided herein.

         (b) ConAgra shall indemnify and hold Pilgrim's and the Pilgrim Operating Companies harmless from and against any and all claims, demands, actions, causes of action, proceedings, judgments and other liabilities, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) which arise out of ConAgra's negligent acts or omissions or result from a breach by ConAgra of any representation, warranty, covenant or agreement provided herein.

         9. INSURANCE. During the term of this Agreement each party shall maintain adequate public liability or other insurance with reputable insurance companies as hereinafter set forth. Each party shall furnish the other party with certificates of insurance properly executed by its insurers evidencing such insurance, and requiring the insurers to give at least thirty (30) days notice to the other party in the event of cancellation or material alteration of such coverage. The minimum insurance coverage to be maintained shall be as follows:

         (a) Commercial general liability insurance written on occurrence form, providing blanket contractual liability coverage and products liability (including coverage for terroristic acts, if available and at a reasonable cost) against claims for bodily injury, death and property damage, affording minimum single limit protection of no less than U.S. Two Million Dollars (US$2,000,000) per occurrence.


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

         (b) Worker's compensation (or acceptable equivalent) insurance in accordance with the statutory requirements (including any self-insurance provisions, if applicable) of the states in which the insured conducts its operations and employer's liability insurance affording minimum single limit protection of $1,000,000 in respect to personal injury or death resulting from one occurrence.

         (c) Automobile liability insurance with limits of coverage of no less than $2,000,000 per occurrence.

         (d) Excess liability insurance with limits of coverage of no less than $3,000,000 per occurrence and must follow form on all underlying policies.

         10. CONFIDENTIALITY. Each party acknowledges that in connection with this Agreement it may receive certain confidential information from the other party ("Confidential Information"). The receiving party shall not at any time disclose the Confidential Information to any person, firm, partnership, corporation or other entity (other than persons employed by the receiving party and having a need to access the Confidential Information for purposes of performing this Agreement) for any reason whatsoever, nor shall the receiving party use the Confidential Information for its benefit or for the benefit of any person, firm, partnership or affiliates during the term of this Agreement or for any purpose other than this Agreement, and for a period of two (2) years after the termination hereof unless required by any governmental authority or in response to any valid legal process. Confidential Information disclosure will be limited to that information necessary to effectuate the purpose of this Agreement. Each party shall take all actions necessary to ensure that its employees and representatives having access to the Confidential Information are bound by the terms of this Agreement. Confidential Information shall not include information which (i) was in the receiving party's possession prior to disclosure, (ii) is hereafter independently developed by the receiving party,
(iii) lawfully comes into the possession of the receiving party, or (iv) is now or subsequently becomes, through no act or failure to act by the receiving party, part of the public domain.

         11. FORCE MAJEURE. Neither Pilgrim's nor ConAgra shall be liable for, or deemed to be in default hereunder or subject to any remedies of the other party as a result of, delays or performance failures due to power failures, fire, acts of God, acts of civil or military authority, embargoes, epidemics, terrorism, strikes, riots or similar causes beyond such party's reasonable control, and without the fault or negligence of ConAgra, any ConAgra Operating Company, Pilgrim's or any Pilgrim Operating Company. Should any force majeure condition occur which prevents Pilgrim's or any Pilgrim Operating Company from performing its obligations pursuant to this Agreement from one of its plants, Pilgrim's shall, at ConAgra's request, use commercially reasonable efforts to provide Products from another plant of Pilgrim's or any Pilgrim Operating Company. If Pilgrim's is unable to provide Products from another Pilgrim's plant, then ConAgra shall


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have the right during the period of force majeure to either (i) purchase
Products from any third party, or (ii) to the extent Pilgrim's may agree, direct Pilgrim's to obtain Products required hereunder by ConAgra and/or the ConAgra Operating Companies from third party suppliers reasonably acceptable to ConAgra. Each party shall use reasonable best efforts to minimize the impact of any force majeure condition it experiences on the other party to this Agreement and to otherwise keep the other party timely advised as to minimization and removal of such condition.

         12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding its choice of law rules.

         13. NO ASSIGNMENT. Neither party may assign this Agreement or its rights hereunder without prior written consent from the other party, which consent shall not be unreasonably withheld. For purposes of this Agreement, an assignment shall be deemed to occur upon a change in the controlling ownership interest of the respective party (or any Operating Company), either directly or indirectly, whether by merger, consolidation, stock transfer, or otherwise. In the event the proposed assignee of this Agreement does not accept assignment of this Agreement or in the event such consent is withheld with respect to the sale, merger or other transfer of any Operating Company or the assets thereof, then in either event the assigning party shall have the right to terminate this Agreement; provided that with respect to a proposed partial assignment, such termination shall only relate to the Operating Companies or plants, as applicable, subject to such partial assignment. In the event either party is interested in selling any plant or business which is involved in either the purchase or sale under this Agreement, then the party desiring to sell such plant or business shall notify the other party hereto of its interest in such sale at the same time it notifies third parties of its interest in selling the plant or business.

         14. NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or via telefacsimile or overnight courier, or mailed by registered, certified or express mail, postage prepaid, as follows:

         (a)      If to Pilgrim's or any       Pilgrim's Pride Corporation
                  Pilgrim Operating            110 South Texas Street
                  Company:                     Pittsburg, TX 75686
                                               ATTN: CFO
                                               Fax: (903) 855-4934

                  With a copy to:              Pilgrim's Pride Corporation
                                               110 South Texas Street
                                               Pittsburg, TX 75686
                                               ATTN: Risk Management Department
                                               Fax: (903) 855-4136


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         (b)      If to ConAgra and/or any     ConAgra Foods, Inc.
                  ConAgra Operating            One ConAgra Drive
                  Company:                     Omaha, NE 68102

                                               ATTN: CONTROLLER
                                               Fax: (402) 595-4611

or at such other address as any party hereto shall have designated by notice in writing to the other parties hereto.

         14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

         15. ENTIRE AGREEMENT; AMENDMENTS. This writing constitutes the entire understanding between the parties and supersedes all previous agreements or negotiations on the subject matter herein whether written or oral, and shall not be modified or amended except by written agreement duly executed by the parties hereto.

         16. WAIVER. A waiver by either party of any breach or default of this Agreement is not to be construed as a waiver of any subsequent breach or default.

         17. INDEPENDENT CONTRACTORS. The relationship between the parties shall at all times be deemed that of independent contractors. This Agreement is not intended to create between the parties a relationship of partners, principal and agent, joint venturers or any other similar relationship.

         18. NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL A PARTY OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES, WHETHER BASED IN CONTRACT, TORT, WARRANTY, OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY LOSS OF THE INCOME, PROFIT OR SAVINGS OR COST OF CAPITAL OR FINANCING OF THE OTHER PARTY OR ITS AFFILIATES, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND, RESULTING FROM OR RELATING TO THIS AGREEMENT OR THE PRODUCTS DELIVERED HEREUNDER, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

CONAGRA FOODS, INC.,                        PILGRIM'S PRIDE CORPORATION,
a Delaware corporation                      a Delaware corporation


By:                                       By:
   ---------------------------------         ---------------------------------
Its:                                      Its:
    --------------------------------          --------------------------------



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